Exhibit 10.11
AMENDMENT TO
FANNIE MAE SUPPLEMENTAL RETIREMENT SAVINGS PLAN

Pursuant to Section 9.2 of the Fannie Mae Supplemental Retirement Savings Plan (the “Plan”) and as approved by the Fannie Mae Board of Directors on July 14, 2022 and as approved by the Federal Housing Finance Agency on December 20, 2022, Fannie Mae hereby amends the Plan, effective January 1, 2023, as follows:
1.By amending the last sentence of Section 4.4 to read as follows:
“Notwithstanding any other provision of the Plan to the contrary, no Nondiscretionary Credit shall be added to the Account of any Participant with respect to Compensation for any Plan Year beginning January 1, 2021 and January 1, 2022.”
2.By amending Section 5.2 to add the following sentence to the end of the paragraph:
“The preceding sentence shall not apply to any Executive who commences employment with the Company on or after January 1, 2023.”

IN WITNESS WHEREOF, Fannie Mae has caused this Amendment to be executed in its name and on its behalf as of the date set forth herein by an officer or a duly authorized delegate.

FANNIE MAE

By: /s/ Jeffery Hayward
Jeffery Hayward
Chief Administrative Officer -EVP

Date: 12/20/2022